UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

State of Israel

(State or Other Jurisdiction

of Incorporation)

001-37600	52-0029109
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
American Depositary Shares each representing one Ordinary Share par value NIS 5.00 per share (1) Ordinary Shares, par value NIS 5.00 per share (2)	NNDM	The Nasdaq Stock Market LLC
Rights to Purchase American Depositary Shares, each American Depositary Share representing one Ordinary Share, par value NIS 5.00 per share	NNDM	The Nasdaq Stock Market LLC

(1) Evidenced by American Depositary Receipts.

(2) Not for trading, but only in connection with the listing of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On August 26, 2025, Nano Dimension Ltd. (the “Company”) announced on Form 6-K the appointment of KPMG LLP (“KPMG”), as the Company’s independent registered public accounting firm, effective August 19, 2025. On September 28, 2026, the Company dismissed KPMG as the Company’s independent registered public accounting firm. The dismissal was approved by the Audit Committee of the Board of Directors of the Company.

During the fiscal year ended December 31, 2025, and the subsequent interim period through September 28, 2026, (i) there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.

KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 contained an adverse opinion because of the material weakness disclosed in Item 9A of the Company’s 2025 Annual Report on Form 10-K. KPMG’s report, dated March 31, 2026, indicates that the Company did not maintain sufficient resources with the appropriate level of accounting knowledge, training and experience that resulted in the ineffective design and operation of process‑level controls related to accounting and related disclosures for acquisitions, including controls over the valuation of certain acquired intangible assets and discontinued operations. The Audit Committee discussed the material weakness with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC Israel”) and the successor independent registered public accounting firm of the Company, concerning the material weakness.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that KPMG furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG’s letter, dated October 2, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On September 28, 2026, the Company engaged PwC Israel as the Company’s new independent registered public accounting firm, beginning with the audit of the Company’s financial statements for the year ending December 31, 2026 and the review of the Company’s unaudited quarterly financial statements for the fiscal quarter ending September 30, 2026. The engagement of PwC Israel was approved by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recent fiscal years, and the subsequent interim period through September 28, 2026, neither the Company nor anyone on its behalf consulted with PwC Israel regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from KPMG LLP dated October 2, 2026, to the Securities and Exchange Commission

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Dimension Ltd. (Registrant)

Date: October 2, 2026	By:	/s/ John Brenton
John Brenton
Chief Financial Officer